UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2009

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective January 10, 2009 Republic Bank & Trust Company (the “Bank” or “Institution”), a wholly-owned Kentucky state-chartered banking subsidiary of Republic Bancorp, Inc., (“Republic” or the “Company”), made public its Community Reinvestment Act Performance Evaluation (the “CRA Evaluation”). The CRA Evaluation assesses the Bank’s initiatives and performance that are designed to help meet the credit needs of the areas it serves, including low and moderate-income individuals, neighborhoods and businesses.  The CRA Evaluation also includes a review of the Bank’s community development services and investments in the Bank’s assessment areas.

The Bank received “High Satisfactory” ratings on the Investment Test component and the Service Test component evaluated as part of the CRA Evaluation.  Based on issues identified within the Bank’s Refund Anticipation Loan (“RAL”) program, the Bank received a “Needs to Improve” rating on the Lending Test component, and as a result, on its overall rating.  The Bank received many favorable regulator comments regarding its performance under all three test components.  Quoting from the CRA Evaluation, specifically regarding each of the three tests, the Bank’s banking regulator stated the following:

INVESTMENT TEST: “The Bank has a significant level of qualified community development investments and grants. The Bank actively seeks out potential investment opportunities, and the Bank’s investments vary in complexity.”

SERVICE TEST:  “Retail banking services, through the use of branches, ATM’s, telephone, and internet banking are reasonably accessible to essentially all portions of the Bank’s assessment areas. The bank provides a relatively high level of community development services to organizations throughout the assessment area, particularly in Jefferson County.”

LENDING TEST:  “Lending levels reflect good responsiveness to assessment area credit needs.  The distribution of loans to borrowers reflects, given the product lines offered by the institution, good penetration among retail customers of different income levels and to business customers of different sizes. The Bank has made a relatively high level of community development loans; and makes use of innovative and flexible lending practices in order to serve assessment area credit needs.”

Effective February 25, 2009, the Bank entered into a Stipulation and Consent Agreement with the Federal Deposit Insurance Corporation (the “FDIC”) agreeing to the issuance of a Cease and Desist Order (the “Order”) predominately related to required improvements and increased oversight of the Bank’s compliance management system. The FDIC has not yet issued the final Order, but provided the Bank with a copy of the proposed Order.  The proposed Order is based upon certain findings of the FDIC during the most recent compliance examination of the Bank.   The Company expects to file a copy of the final Order with its Form 10-K for the year ended December 31, 2008.

As stated in the CRA Evaluation, the FDIC concluded that the Bank violated Regulation B (“Reg B”), which implements the Equal Credit Opportunity Act (“ECOA”), specifically related to the Bank’s tax refund business and its RAL program.  The Reg B issues involved the Bank’s requirement that both spouses who file a joint tax return sign a RAL proceeds check, even if one spouse opted out of the RAL transaction.  The RAL is ultimately repaid to the Bank by the IRS with funds made payable to both spouses.  The Reg B issues also involved a claim that one electronic return originator (“ERO”) did not allow spouses to opt out of a RAL transaction.  In 2008, the Bank offered its tax related products through over 8,000 EROs nationwide.

While the Bank’s board of directors and management do not concur with the FDIC’s conclusion in the CRA Evaluation that the Bank violated Reg B with respect to its RAL program, the Bank changed certain procedures and processes to address the Reg B issues raised by the FDIC.  By statute, a financial holding company, such as the Company, that controls a Bank with a “Needs to Improve” CRA rating has limitations on certain future business activities, including the ability to branch and to make acquisitions, until its CRA rating improves.  As also required by statute, the FDIC referred their conclusions regarding the alleged Reg B violations to the Department of Justice (“DOJ”).  As of the time of this filing, the Company has not received a communication from, nor has any corrective action been imposed by, the DOJ.

The proposed Order cites insufficient oversight of the Bank’s consumer compliance programs, most notably in the Bank’s RAL program.  The proposed Order requires increased compliance oversight of the RAL program by the Bank’s management and board of directors, which is subject to review and approval by the FDIC.  Under the proposed Order, the Bank must increase its training and audits of its ERO partners, who make the Bank’s tax products available to taxpayers across the nation.  In addition, various components of the proposed Order require the Bank to meet certain implementation, completion and reporting timelines, including the establishment of a compliance management system to appropriately assess, measure, monitor and control third party risk and ensure compliance with consumer laws.

In addition to the compliance issues cited in regard to the RAL program, the proposed Order also requires the Bank to correct Home Mortgage Disclosure Act (“HMDA”) reporting errors.  As part of the proposed Order the Bank must make corrections to its 2006 and 2007 HMDA reporting, which the Bank completed in December of 2008.  As a result of the errors in its 2006 and 2007 HMDA reporting, the Bank has been advised that it will be charged a $22,000 civil money penalty.

The proposed Order also reflected other alleged consumer compliance violations.  The Bank has addressed these other alleged violations and management believes it has implemented all necessary and required corrective actions regarding these items in accordance with the expectations of its regulator.

Steve Trager, President & CEO of Republic, commented that “I am very pleased that we have effectively managed the financial risk in our tax business over the last 13 years, but we are also open to suggestion on enhancing our processes.  While we don’t always agree with our regulators, we recognize the importance of what they do for the industry and we are dedicated to compliance with their direction.”

Republic was recently ranked number 10 on the list of Bank Director magazine’s top 150 performing banks with assets of $3 billion or more.  Republic solidified its position as one of the highest performing financial institutions in the country as a result of record net income from continuing operations in 2008 of $33.7 million, industry strong credit quality as evidenced by a non performing loan to total loan ratio of 0.58% at the end of 2008, and a capital position exceeding “well capitalized” under regulatory guidelines.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

10.1 Stipulation and Consent to the Issuance of an Order to Cease and Desist effective February 25, 2009

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements.  No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.  Accordingly, readers are advised not to place undue reliance on any forward-looking statements herein that pertain to the timing of regulatory compliance and/or the meeting of all requirements of the cease-and-desist order, as such events may differ materially from any projections herein due to a variety of factors, including, but not limited to: uncertainties and charges associated with federal and state regulatory oversight processes; impact of local, national, and international economies and events on the Company’s business and operations, and other factors including but not limited to those found in the Company’s most recent Annual Report on 10-K and Quarterly Reports on Form 10-Q.  The Company undertakes no obligation to publicly update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: February 26, 2009	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer